Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-174524 on Form S-1 of our report dated March 19, 2010 relating to the consolidated financial statements of Osmetech plc, and subsidiaries (the predecessor entity of GenMark Diagnostics, Inc.) appearing in the Prospectus, which is part of this Registration Statement, and the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE LLP

St. Albans, United Kingdom

June 8, 2011